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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                          Date of Report: April 10, 2000

                             SBC Communications Inc.
             (Exact name of registrant as specified in its charter)



 Delaware                                   1-8610                                  43-1301883
(State of                           (Commission File No.)                       (IRS Employer No.)
incorporation)


175 E. Houston, San Antonio, Texas                                   78205
(Address of principal executive offices)                             (Zip Code)

                                 (210) 821-4105
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          (Former name or former address, if changed since last report)
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Items 1-4.  Not Applicable.

Item 5. Other Events

SBC Communications Inc., a Delaware corporation ("SBC"), and BellSouth Corporation, a Georgia corporation ("BellSouth"), entered into a Contribution and Formation Agreement, dated as of April 4, 2000 (the "Contribution Agreement"). Pursuant to the terms of the Contribution Agreement, each of SBC and BellSouth agreed to contribute to a limited liability company to be formed under the laws of Delaware (the "LLC") substantially all of their respective United States wireless voice and wireless data businesses (as more fully described in the Contribution Agreement). Pursuant to the terms of the Contribution Agreement, at the Closing (as defined in the Contribution Agreement), SBC will own approximately 60% of the outstanding interests in the LLC and BellSouth will own approximately 40% of the outstanding interests in the LLC, with the remainder of the interests to be held by a corporation to be formed under the laws of Delaware ("Manager") and owned equally by SBC and BellSouth. The Closing is conditioned upon the satisfaction or due waiver of various conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of approvals from the Federal Communications Commission. The foregoing description is qualified in its entirety by reference to the Contribution Agreement.

In connection with the execution of the Combination Agreement, SBC and BellSouth agreed to the forms of various agreements to be entered into either at or prior to the Closing, including the terms of the Limited Liability Company Agreement of the LLC (the "LLC Agreement"), the certificate of incorporation of Manager and agreements for the provision of services between the LLC and each of BellSouth and SBC, although these forms may be modified by the agreement of BellSouth and SBC prior to Closing. The LLC Agreement is expected to govern the LLC, but also sets forth certain relationships between and among SBC, BellSouth and the LLC. The LLC Agreement provides that each of BellSouth and SBC will, for as long as it holds at least 10% of the total equity securities of the LLC and holds shares of the Class B Common Stock of Manager, only engage in the wireless business through the LLC, with limited exceptions. In addition, the LLC would agree that with respect to certain telecommunications services, including local exchange calling, it would only utilize and sell the services of SBC or BellSouth or their applicable controlled subsidiaries when acting in the markets in which SBC or BellSouth, as the case may be, is the incumbent local exchange carrier (except in circumstances when the LLC would be materially disadvantaged).

The LLC would be managed by Manager. Many of the important business decisions of the LLC are to be made by the Strategic Review Committee of the Board of Directors of


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Manager (the "Strategic Review Committee"). The Strategic Review Committee would be composed of four members, with two being appointed by each of SBC and BellSouth. Half of the members of the Board of Directors of Manager are to be nominated by BellSouth and the other half are to be nominated by SBC. The LLC Agreement would also provide that neither BellSouth nor SBC would be permitted to directly or indirectly transfer their interests in the LLC, subject to certain exceptions, prior to an initial public offering of securities of Manager.

The Contribution Agreement is attached hereto as Exhibit 10(a) and is incorporated herein by reference.

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

10(a) Contribution and Formation Agreement, dated as of April 4, 2000, between SBC Communications Inc. and BellSouth Corporation.

Item 8.  Not Applicable.
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                                    SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          SBC COMMUNICATIONS INC.



                                          By:   /s/ Donald E. Kiernan
                                                -------------------------
                                          Name: Donald E. Kiernan
                                          Title: Senior Executive
                                                 Vice President
                                                 and Chief Financial
                                                 Officer

April 10, 2000